Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NewMarket Corporation of our report dated February 15, 2023 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in NewMarket Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Richmond, Virginia

June 20, 2023